UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Zogenix, Inc. (the “Company”) held its annual meeting of stockholders on June 6, 2012. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	To elect the following three directors for a three-year term to expire at the 2015 annual meeting of stockholders:

Director Name	For	Withheld	Broker Non-Votes
James C. Blair, Ph.D.	37,343,195	887,010	19,964,808
Stephen J. Farr, Ph.D.	37,805,812	424,393	19,964,808
Arda M. Minocherhomjee, Ph.D.	37,361,152	869,053	19,964,808

In accordance with the above results, each nominee was elected to serve as a director.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Votes
58,037,915	108,702	48,396	0

In accordance with the above results, the selection of Ernst & Young LLP was approved.

3.	To approve an amendment and restatement of the Company’s 2010 Equity Incentive Award Plan:

For	Against	Abstain	Broker Non-Votes
27,684,031	9,992,548	553,626	19,964,808

In accordance with the above results, the Company’s stockholders voted in favor of approving an amendment and restatement of the Company’s 2010 Equity Incentive Award Plan.

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000:

For	Against	Abstain	Broker Non-Votes
54,095,095	3,268,656	86,885	744,377

In accordance with the above results, the Company’s stockholders voted in favor of approving an amendment to the Company’s Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: June 6, 2012	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary